UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2025

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)
Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of FTAI Aviation Ltd. (the “Company” or “FTAI”) approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, effective as of June 17, 2025.

Prior to KPMG’s engagement, the Audit Committee conducted a comprehensive, competitive auditor selection process that included registered public accounting firms that the Audit Committee believed might be able to serve as auditor for the Company, including Ernst & Young LLP (“EY”), which had been engaged as the Company’s independent registered public accounting firm since 2016.

In connection with the engagement of KPMG, on June 17, 2025, the Company dismissed EY as the Company’s independent registered public accounting firm.  The dismissal of EY as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by EY.

“We have had a great relationship with EY and appreciate their hard work for nearly a decade during a period of significant growth for the Company. Given the Company’s successful internalization and recent termination of our transition services agreement with our former manager, and in an effort to practice good corporate governance, the Audit Committee believed it was the right time to review the Company’s auditor selection,” said Paul Goodwin, Chair of the Audit Committee.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through June 17, 2025, there have been (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in their reports on the Company’s consolidated financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of the above disclosures and requested that EY furnish the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 24, 2025, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period from January 1, 2025 through June 17, 2025, neither the Company nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 24, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

	By:	/s/ Eun (Angela) Nam
	Name:	Eun (Angela) Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: June 24, 2025